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                                                           Exhibit T-1-6
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                                                          Exhibit T-1-6


                          CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture

Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in connection with the proposed issuance by American Express Company (a New York

Corporation) of its Debt Securities, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                      PNC BANK, NATIONAL ASSOCIATION
                                      (Trustee)


                                      By /s/ Fred J.Deramo
                                         ______________________________
                                         Fred J. Deramo
                                         Vice President


Dated: May 21, 1997





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